Exhibit 10.6
MUTUAL RELEASE IN FULL

THIS MUTUAL RELEASE IN FULL (this “Agreement”) is made by and between SAI Corporation (“SAIC”) and Bluegate Corporation, a Nevada corporation (together with its subsidiaries, the “Company”).

PRELIMINARY STATEMENT
SAIC holds shares of the Company’s common stock and stock options exercisable for shares of the Company’s common stock;

SAIC holds a Promissory Note from the Company that is secured by all of the assets and stock of the Company; and

SAIC and the Company desire to settle fully and finally all matters regarding former members of the Board of Directors and former Officers of the Company (the “Former Management”) without in any manner altering the Promissory Note and associated obligations between SAIC and Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, the Company and Former Management (hereinafter referred to both jointly and individually as the “Bluegate Organization”) agree as follows:
1. SAIC and Company agrees that they will not make any disparaging comments regarding the other or any of its former, current, or future stockholders, directors, officers, or employees.  The phrase “disparaging comments” will mean any comment, remark, or statement, whether written or oral, that is harmful to the reputation of SAIC or Company or any such other person in the community.

2. As consideration for SAIC’s acceptance of the terms and conditions in this Agreement, Company will pay a settlement payment of One Dollar along with the rights to contracts and client relationships associated with Company’s HIMS operation as outlined in the Sales Agreement that is attached as Schedule 1 to this Agreement (the “Settlement Payment”).  The Settlement Payment will be made no later than November 11, 2009.

3. In exchange for the valuable consideration hereunder:
(a) SAIC, for and on behalf of itself and its heirs, beneficiaries, executors, administrators, attorneys, successors, and assigns, hereby releases and waives all claims, causes of action and demands of any kind against the Former Management, in their individual and official capacities, which SAIC had, has or may have through the date SAIC executes this Agreement, whether known or unknown, arising out of or relating to (i) SAIC’s ownership of capital stock of the Company, or of options, warrants, rights or other securities or instruments exercisable or exchangeable for or convertible into shares of the capital stock of the Company, or the sale and assignment of such capital stock or other securities to the Company pursuant to this Agreement, or (ii) any notes, indebtedness, obligations, liabilities of the Company.  Nothing in this paragraph shall be construed as a waiver or relinquishment of any right that SAI Corporation may have in any stock, options or warrants that currently exist and that are held by SAI Corporation, the terms of which are in full force and effect and shall not be modified hereby.  In the event anyone claiming to be released hereby files any claim against SAI Corporation, this release will become null and void and of no effect for that party making the claim against SAI Corporation.
(b) The Bluegate Organization, for and on behalf of itself and its heirs, beneficiaries, executors, administrators, attorneys, successors, and assigns, hereby releases and waives all claims, causes of action and demands of any kind against SAIC, which the Bluegate Organization had, has or may have through the date SAIC executes this Agreement, whether known or unknown, arising out of or relating to:  (i) SAIC’s ownership of capital stock of the Company, or of options, warrants, rights or other securities or instruments exercisable or exchangeable for or convertible into shares of the capital stock of the Company, or the sale and assignment of such capital stock or other securities to the Company pursuant to this Agreement, (ii) any notes, indebtedness, obligations, liabilities of SAIC, or (iii) matters otherwise arising up to and including the Agreement Date, including any fees, interest, bonuses, payments, transactions, or commissions, or on account of any alleged conduct of SAIC which might be alleged by the Bluegate Organization.

4. To the extent not prohibited by applicable law, the Bluegate Organization and SAIC hereby warrant that they have and will not institute any lawsuit, claim, action, charge, complaint, petition, appeal, accusatory pleading, or proceeding of any kind against the other Party, and both Parties waive, or at a minimum assign to the other Party, any and all rights to any and all forms of recovery or compensation from any legal action brought by the other Party or on that other Party’s behalf in connection with the matters (specifically excluding the Promissory Note held by SAIC and associated payments from Company) that are the subject of this Agreement.  To the extent not prohibited by applicable law, in the event that a lawsuit or any of the foregoing actions are filed by SAIC or the Bluegate Organization in breach of this covenant, it is expressly understood and agreed that:
(a)	This covenant will constitute a complete defense to any such lawsuit or action.
(b)	Any material breach by a Party of any of the terms contained in this Agreement relieves the other Party of any and all obligations it may have pursuant to this Agreement.
(c)
Should a Party bring any type of administrative or legal action arising out of claims waived under this Agreement, the Party bringing the action will bear all legal fees and costs associated therewith.

5. This Agreement will be binding upon and will inure to the benefit of the successors, assigns, heirs, executors and administrators of the respective parties.

6. Nothing contained in this Agreement, or the fact of its submission to SAIC, will be admissible evidence in any judicial, administrative or other legal proceeding, or be construed as an admission of any liability or wrongdoing on the part of the Bluegate Organization or SAIC of any violation of federal or state statutory or common law or regulation.

7. Should any provision of this Agreement be held invalid or unenforceable by operation of law or otherwise, all other provisions will remain in full force and effect; provided that a court may modify any provision to make it valid and enforceable.

8. This Agreement sets forth the entire agreement between the parties regarding the subject matter of this Agreement (specifically excluding the Promissory Note held by SAIC from Company) and supersedes any and all prior oral or written agreements or understandings between the SAIC and the Bluegate Organization regarding the subject of this Agreement.  This Agreement may not be altered, amended, or modified except by a further written document signed by and an authorized officer of both SAIC and the Company.

9. This Agreement will be construed and enforced in accordance with the laws of the State of Texas without reference to its or any other state’s conflicts of law rules.

10. This Agreement may be executed in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.  A facsimile signature will be deemed to be an original signature for all purposes.

11. All parties to this Agreement acknowledge that they have had adequate time to review this Agreement, that they all have been advised by the Company to consult with legal counsel of its choosing regarding this Agreement.

12. The provisions of this Agreement shall become effective once all parties have executed the Agreement below (the “Effective Date”).

IN WITNESS WHEREOF, the Parties hereto have executed this Mutual Release Agreement as of the date specified below.

Bluegate Corporation
By:	/s/ Charles E. Leibold	November 7 2009
Charles E. Leibold
Chief Financial Officer

Former Management

By:	/s/ William Koehler	November 7 2009
William Koehler

By:	/s/ Manfred Sternberg	November 7 2009
Manfred Sternberg

Accepted and agreed to this Seventh (7th) day of November, 2009.

SAI Corporation

By: /s/ Stephen J. Sperco
       Stephen J. Sperco

SCHEDULE 1

Reference attached Sale Agreement for HIMS operation from Company to SAI Corporation.